                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, For Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))


                       GEOTEL COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       GEOTEL COMMUNICATIONS CORPORATION

                      1998 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     The 1998 Annual Meeting of the Stockholders of GeoTel Communications Corporation will be held on Thursday, May 28, 1998 at 11:00 a.m. EDT at Cross Point at 900 Chelmsford Street, Lowell, Massachusetts in the Lowell conference room of Tower 3 on the first floor for the following purposes:

          1. To elect two directors, to serve for a term of three years as more fully described in the accompanying Proxy Statement.

          2. To consider and act upon a proposal to ratify, confirm and approve the selection of Coopers & Lybrand L.L.P. as the independent accountants of the Company for fiscal year 1998.

          3. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 15, 1998, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.


                                          By order of the Board of Directors



                                          /s/ Timothy J. Allen
                                          ----------------------------------
                                          TIMOTHY J. ALLEN
                                          Vice President of Finance,
                                          Chief Financial Officer,
                                          Treasurer and Secretary


Lowell, Massachusetts
April 27, 1998

                       GEOTEL COMMUNICATIONS CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GeoTel Communications Corporation (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Thursday, May 28, 1998, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 27, 1998.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

     The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of the nominees for director will be decided by majority vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting are required to approve all other matters listed in the notice of the meeting.

     The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

     The Company's current principal executive office is located at Cross Point at 900 Chelmsford Street, Lowell, Massachusetts 01851 (978) 275-5100.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on April 15, 1998 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 13,211,402 shares of Common Stock, par value $0.01 per share ("Company's Common Stock" or "Common Stock"). Each outstanding share of the Company's Common Stock entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three equal classes. One class is elected each year for a term of three years. It is proposed that the nominees listed below, whose terms expire at this meeting, be elected to serve a term of three years and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. The Company presently has a Board of Directors of six members.

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend. The nominees are not related to any other executive officer of the Company.

                                           YEAR FIRST
                                           ELECTED A         POSITION WITH THE COMPANY OR PRINCIPAL
         NAME OF DIRECTOR           AGE     DIRECTOR         OCCUPATION DURING THE PAST FIVE YEARS
         ----------------           ---    ----------    ----------------------------------------------
NOMINATED FOR A TERM ENDING IN
  2001:
Alexander V. d'Arbeloff...........  70        1994       Alexander V. d'Arbeloff has been a Director of
                                                         the d'Arbeloff Company since July 1994. Mr.
                                                         d'Arbeloff is Chairman, Chief Executive
                                                         Officer and a Director of Teradyne, Inc. He
                                                         co-founded Teradyne in 1960 and became
                                                         President and Chief Executive Officer in 1971.
                                                         Mr. d'Arbeloff is a life member of the MIT
                                                         Corporation, Chairman of Semi/Sematech, a
                                                         trustee of Partners Health Care System, a
                                                         trustee of Massachusetts General Hospital and
                                                         a trustee of the New England Conservatory. He
                                                         is a Director of the Massachusetts High
                                                         Technology Council and the Center for Quality
                                                         Management. He is a Director of Stratus
                                                         Computer, Inc., PRI Automation, Inc. and BTU
                                                         International Corporation, each of which is a
                                                         publicly-traded company. He also serves on the
                                                         boards of several privately-held companies.
Gardner C. Hendrie................  66        1993       Gardner C. Hendrie has been a Director of the
                                                         Company since October 1993. Since 1988, Mr.
                                                         Hendrie has been a partner of Sigma Partners,
                                                         a private venture capital firm. Mr. Hendrie is
                                                         a Director of Stratus Computer, Inc., which is
                                                         a publicly-traded company. He also serves on
                                                         the boards of several privately-held
                                                         companies.
SERVING A TERM ENDING IN 2000:
Gary Bowen........................  51        1997       Gary Bowen has been a Director of the Company
                                                         since February 1997. Mr. Bowen has served as a
                                                         Principal at Technology Investments since
                                                         1997. Mr. Bowen served as the Chairman of New
                                                         Oak Communications, a privately held data
                                                         communications company from 1996 until it was
                                                         acquired by Bay Networks, Inc. in January
                                                         1998. From 1990 to 1996, Mr. Bowen was
                                                         Executive Vice President of Marketing and
                                                         Worldwide Field Operations for Bay Networks,
                                                         Inc. Prior to Bay Networks, Inc., Mr. Bowen
                                                         held various management positions up to Senior
                                                         Vice President of Marketing, Sales and
                                                         Services at Masscomp from 1981 to 1989. Mr.
                                                         Bowen is a Director of Xircom Corporation, a
                                                         publicly-traded company. He also serves on the
                                                         boards of several privately-held companies.

                                           YEAR FIRST
                                           ELECTED A         POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF DIRECTOR                    AGE     DIRECTOR         OCCUPATION DURING THE PAST FIVE YEARS
----------------                    ---    ----------    ----------------------------------------------
Louis J. Volpe(1).................  48        1998       Louis J. Volpe has served as Senior Vice
                                                         President of Worldwide Sales and Marketing of
                                                         the Company since May 1996. From February 1995
                                                         to April 1996, Mr. Volpe served as Vice
                                                         President of Marketing of the Company. Mr.
                                                         Volpe served as Senior Vice President of
                                                         Marketing and Operations of Parametric
                                                         Technology Corporation from May 1993 to
                                                         January 1995 and as Vice President of
                                                         Marketing and Operations from September 1989
                                                         to May 1993. Prior to Parametric, Mr. Volpe
                                                         was an executive at Prime Computer.
SERVING A TERM ENDING IN 1999:
W. Michael Humphreys..............  46        1993       W. Michael Humphreys has been a Director of
                                                         the Company since October 1993. Mr. Humphreys
                                                         has been a partner of Matrix Partners, a
                                                         private venture capital firm since 1982. Prior
                                                         to his association with Matrix, he was a
                                                         general partner of Hellman, Ferri Investment
                                                         Associates. Mr. Humphreys is a director of
                                                         Peritus Software Services, Inc., a
                                                         publicly-traded company. He also serves on the
                                                         boards of several privately-held companies.

John C. Thibault..................  44        1994       John C. Thibault has served as President,
                                                         Chief Executive Officer and Director of the
                                                         Company since January 1994. From April 1991 to
                                                         October 1993, Mr. Thibault served as
                                                         President, Chief Executive Officer and
                                                         Director of Coral Network Corporation. From
                                                         April 1988 to April 1991, Mr. Thibault served
                                                         as an officer of Motorola, Inc. and Senior
                                                         Vice President and General Manager of
                                                         Motorola's Codex product division. From May
                                                         1986 to April 1988, Mr. Thibault was President
                                                         and Chief Executive Officer of PBX
                                                         manufacturer Intecom, Inc., a subsidiary of
                                                         Wang Laboratories. Prior to his position at
                                                         Intecom, he held several senior management
                                                         positions over an 11-year period with Wang.

---------------
(1) Mr. Volpe was appointed to the Board of Directors effective April 1998 to replace G. Wayne Andrews who stepped down from the Board to focus on product direction and business development strategies in his continuing role as the Company's Vice President and Chief Technical Officer. G. Wayne Andrews, 47, a co-founder of the Company, has served as Vice President and Chief Technical Officer of the Company since January 1994, as President of the Company from June 1993 to December 1993 and as a Director of the Company from June 1993 to April 1998. From October 1989 to December 1992, Mr. Andrews was co-founder and Vice President of Teloquent Communications Corporation. At Teloquent, Mr. Andrews held positions as Vice President Product Management, Vice President Engineering and Vice President Customer Support. Prior to co-founding Teloquent, Mr. Andrews was Director, International Development Center, and Director, Advanced Switching Systems at Teknekron Infoswitch Corp.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1997, there were six meetings of the Board of Directors of the Company. All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during which they served as director and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. During fiscal 1997, none of the directors received compensation for serving as directors of the Company, except Mr. Thibault and Mr. Andrews received compensation as employees of the Company. Mr. Volpe, who replaced Mr. Andrews on the Board of Directors effective April 1998, also received compensation as an employee of the Company during fiscal 1997. See "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions -- Employment Agreements and Change of Control Agreements." In February 1997, the Board of Directors of the Company adopted the 1997 Non-Employee Director Stock Option Policy to provide for the granting of options to purchase Common Stock of the Company pursuant to the Company's 1995 Stock Option Plan. See "Stock Plans -- 1997 Non-Employee Director Stock Option Policy."

     The Board of Directors has a Compensation Committee whose present members and Messrs. Humphreys, d'Arbeloff, and Hendrie. The Compensation Committee determines the compensation to be paid to key officers of the Company and administers the Company's stock option plans. During 1997, there were eight meetings of the Compensation Committee.

     The Company also has an Audit Committee whose present members are Messrs. Bowen, d'Arbeloff and Humphreys. The Audit Committee responsibilities, amongst others, are to review with the Company's independent accountants the scope of the audit, the results of the audit when competed and the independent accountants' fee for services performed. The Audit Committee also recommends independent accountants to the Board of Directors and reviews with management various matters related to its internal accounting controls. During 1997, there were two meetings of the Audit Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 15, 1998 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Named Executive Officers (as defined elsewhere herein) and (iv) by all directors and executive officers who served as directors or executive officers at December 31, 1997 as a group. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

                                                             AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP    PERCENT OF CLASS
------------------------------------                         --------------------    ----------------
Pilgrim Baxter & Associates(1).............................       1,169,400                8.9%
  825 Duportail Road
  Wayne, PA 19087

Sigma Partners II, L.P.
  Sigma Associates II, L.P.(2).............................       1,120,277                8.5%
  2884 Sand Hill Road
  Suite 121
  Menlo Park, CA 94025

                                                             AMOUNT AND NATURE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP    PERCENT OF CLASS
           ------------------------------------              --------------------    ----------------
Essex Investment Management Company(3).....................       1,036,615                7.8%
  125 High Street
  Boston, MA 02110
Alexander V. d'Arbeloff(4).................................         280,331                2.1%
Gary Bowen(5)..............................................           5,000                   *
Gardner C. Hendrie(6)......................................       1,160,402                8.8%
W. Michael Humphreys(7)....................................          62,580                   *
G. Wayne Andrews(8)........................................         326,687                2.5%
John C. Thibault(9)........................................         358,667                2.7%
Steven H. Webber(10).......................................         323,438                2.4%
Louis J. Volpe(11).........................................         293,547                2.2%
Timothy J. Allen(12).......................................          81,713                   *
Judith A. Kelly (13).......................................               0                   *
All Executive Officers and Directors as a group (10
  persons)(14).............................................       2,892,365               21.5%
                                                                  ---------                ----

---------------
  * Less than 1%

(1) According to a Schedule 13G filed February 17, 1998. Pilgrim Baxter & Associates, Ltd. is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

(2) Consists of 1,042,284 shares of Common Stock held by Sigma Partners II, L.P. and 77,993 shares of Common Stock held by Sigma Associates II, L.P. Sigma Management II, L.P. serves as a general partner for the aforementioned entities, and as such exercises sole investment and voting power.

(3) According to a Schedule 13G filed January 29, 1998. Essex Investment Management Company is an Investment Adviser registered under Section 203 of the Investment Adviser Act of 1940.

(4) Includes 11,667 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost and 5,000 shares of Common Stock issuable pursuant to currently exercisable stock options.

(5) Consists of 5,000 shares of Common Stock issuable pursuant to currently exercisable stock options.

(6) Includes 1,120,277 shares held by Sigma Partners II, L.P. and Sigma Associates II, L.P., 35,125 held by Mr. Hendrie and 5,000 shares of Common Stock issuable to Mr. Hendrie pursuant to currently exercisable stock options. Mr. Hendrie is a partner of Sigma Management II, L.P. which is the general partner of each of Sigma Partners II, L.P. and Sigma Associates II, L.P. and as such may be deemed to beneficially own all of the shares held by such entities. Mr. Hendrie disclaims beneficial ownership of the 1,120,277 shares held by Sigma Partners II, L.P. and Sigma Associates II, L.P., except to the extent of his proportionate pecuniary interest therein.

(7) Includes 5,000 shares of Common Stock issuable pursuant to currently exercisable stock options.

(8) Includes 8,200 shares of Common Stock held by Mr. Andrews' children under the Massachusetts Uniform Transfers to Minors Act and 20,074 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

(9) Includes 12,844 shares of Common Stock held by Mr. Thibault's children under the Massachusetts Uniform Transfers to Minors Act and 62,443 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

(10) Includes 38,581 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

(11) Includes 57,921 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost and 108,078 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

(12) Includes (i) 23,333 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost; (ii) 7,000 shares of Common Stock held by Mr. Allen's children under the Massachusetts Uniform Transfers to Minors Act; and (iii) 14,834 shares of Common Stock issuable pursuant to stock options which are either currently exercisable or will become exercisable within 60 days.

(13) Ms. Kelly joined the Company as Vice President of Customer Service in November 1997.

(14) The group is comprised of the individuals named in the Summary Compensation Table on page 12, the remaining executive officers of the Company, and those persons who were directors of the Company on April 15, 1998. Includes 264,010 shares of Common Stock which the directors and executive officers as a group have the right to acquire by exercise of stock options granted under the Company's stock plans and 92,921 shares of restricted Common Stock which remain subject to vesting and the Company's right to repurchase at cost.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation.

     The Company's executive compensation program is administered by the Committee. The Committee, which is composed of three independent directors, establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining officers' compensation, including outside survey data.

Compensation Philosophy

     The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's shareholders. The compensation policies are designed to achieve the following objectives:

     - Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

     - Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of shareholder value.

     - Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

     The Company's executive compensation program has three major integrated components, base salary, annual incentive awards, and long-term incentives.

     Base Salary: Base salary levels for executive officers are determined annually by: reviewing the competitive pay practices of software companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Company believes that base salaries for its executive officers are approximately competitive with median base salary levels for similar positions in these software companies.

     Annual Incentive Awards. Under the Company's 1997 Executive Incentive Program, the Company's executive officers were eligible to receive annual cash and stock bonus awards designed to motivate executives to attain short-term and long-term corporate and individual management goals. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of the Company and the management team. For 1997, the formula for these bonuses was determined as a function of sales and earnings growth and other individual objectives, thus establishing a direct link between executive pay and the Company's growth. In 1997, the Executive Incentive Program also provided that options to purchase an aggregate of 16,914 shares at $0.01 per share previously granted to the executive participants, which would otherwise vest on the fifth anniversary of the date of grant, would be fully vested on the first anniversary of the date of grant, subject to the achievement of the Executive Incentive Plans performance criteria. The Company's performance in 1997 exceeded the objectives set by the Committee and the options became fully vested on the first anniversary of the date of grant.

     Long-Term Incentives. The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long-term incentives through its 1995 Stock Option Plan, the purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are generally granted at fair market value and vest in installments, over four to five years. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

Chief Executive Officer Compensation

     Mr. Thibault's base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Thibault's current annual base salary is $181,667 subject to annual review and increase by the Board of Directors of the Company. Mr. Thibault was paid a cash bonus of $104,500 under the 1997 Executive Incentive Program. During fiscal 1997, Mr. Thibault was granted options to purchase 100,000 and 3,026 shares of Common Stock. The 3,026 options which were granted under the 1997 Executive Incentive Program and which would otherwise vest on the fifth anniversary of the date of grant, were fully vested on the first anniversary of the date of grant due to the achievement of certain financial and strategic initiatives in the 1997 fiscal year and job performance evaluations. The 100,000 option vests in installments over a four year period.

Section 162(m) Limitation

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Committee believes that grants made pursuant to the Company's 1995 Stock Option Plan meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that such compliance would not be in the best interest of the Company or its shareholders.

                                          COMPENSATION COMMITTEE

                                          W. Michael Humphreys (Chairman)
                                          Alexander V. d'Arbeloff
                                          Gardner C. Hendrie

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

GENERAL

     Messrs. d'Arbeloff, Hendrie and Humphreys served as members of the Compensation Committee during 1997. Neither Messrs. d'Arbeloff, Hendrie nor Humphreys was an officer or employee of the Company or any of its subsidiaries during fiscal 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Registration Rights Agreements. The investors who purchased shares of Series A, Series B and Series C Convertible Participating Preferred Stock, which were converted into Common Stock in connection with the Company's initial public offering, and certain executive officers have certain registration rights with respect to the shares of Common Stock. Those stockholders (the "Rightsholders") are entitled to require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") shares of Common Stock (the "Registrable Shares") held by them under terms of agreements among the Company and the Rightsholders (the "Registration Agreements"). The Registration Agreements provide that in the event the Company proposes to register any of its securities under the Securities Act at any time or times, the Rightsholders, subject to certain exceptions, shall be entitled to include Registrable Shares in such registration. However, the managing underwriter of any such offering may exclude for marketing reasons some or all of such Registrable Shares from such registration. Certain Rightsholders have, subject to certain conditions and limitations, additional rights to require the Company to prepare and file a registration statement under the Securities Act with respect to their Registrable Shares if Rightsholders holding at least a majority of the Registrable Shares held by all such Rightsholders so request. The Company is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions.

     Employment Agreements and Change of Control Agreements. Messrs. Thibault, Allen, Andrews, Volpe, Webber and Ms. Kelly are parties to change of control agreements with the Company which provide for salary continuation and other benefits upon the occurrence of certain events following a change of control. These events will occur if such person is terminated without cause or constructively terminated following a change of control. Upon the occurrence of such events, the Company is required to continue to pay such person his or her base salary for a period of twelve months (six months for Ms. Kelly) after termination and provide medical benefits to such person for such period.

     Other Relationships. W. Michael Humphreys, a director of the Company is a general partner of Matrix III Management Company, a general partner of Matrix Partners III, L.P., which, during a portion of fiscal 1997, was a greater than 5% stockholder of the Company. As of December 31, 1997, Matrix Partners III, L.P. was no longer a greater than 5% stockholder of the Company.

     Gardner C. Hendrie, a director of the Company, is a partner of Sigma Management II, L.P., the general partner of Sigma Partners II, L.P., a greater than 5% stockholder of the Company.

     Fidelity Investors Limited Partnership, a greater than 5% stockholder of the Company during a portion of fiscal 1997, is an affiliate of Fidelity Investments ("Fidelity"), one of the Company's customers. The Company recognized approximately $1,180,000 in revenue from Fidelity during the year ended December 31, 1997, representing approximately 6.3% of the Company's total revenues for such period. The Company negotiated these transactions with Fidelity on an arms' length basis. As of December 31, 1997, Fidelity Investors Limited Partnership was no longer a greater than 5% stockholder of the Company.

     The Company has adopted a policy pursuant to which all future transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

                            PERFORMANCE GRAPH(1)(2)

     The graph set forth below compares the change in the Company's cumulative total stockholder return on the Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end of the period and November 20, 1996, the date the Company's Common Stock commenced trading on the Nasdaq National Market; by (ii) the share price at November 20, 1996) with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Computer Software Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Computer Software Index on November 20, 1996, and reinvestment of all dividends). During fiscal year 1997, the Company paid no dividends.

                           [PERFORMANCE GRAPH(1)(2)]

                                         GeoTel                                Hambrecht &
        Measurement Period           Communications       Nasdaq Stock       Quist Computer
      (Fiscal Year Covered)            Corporation         Market - US          Software
11/20/96 - IPO price                    $100.00             $100.00             $100.00
12/31/96                                 108.33              102.06               98.23
12/31/97                                 130.21              124.14              118.67

---------------

(1) Prior to November 20, 1996 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Corporation under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date thereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from the Nasdaq Stock Market and Dow Jones News/Retrieval, sources believed to be reliable, although the Company is not responsible for any errors or omissions in such information.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the company and its subsidiaries for the Company's fiscal year ended December 31, 1997 (the "Named Executive Officers"). The Company made no awards of Restricted Stock and paid no compensation pursuant to long-term incentive plans during fiscal 1997 to the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                           ------------
                                       ANNUAL COMPENSATION    RESTRICTED    SECURITIES
                                       --------------------     STOCK       UNDERLYING     LTIP        ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY(1)   BONUS(1)    AWARD(s)      OPTIONS#     PAYOUTS   COMPENSATION(2)
 ---------------------------    ----   ---------   --------   ----------   ------------   -------   ---------------
John C. Thibault..............  1997   $181,667    $104,500                  103,026                    $ 3,882(3)
  President, Chief Executive    1996    165,000      49,500                  126,594                     68,249(4)
  Officer and Director          1995    164,583      26,915                       --                        224(5)
Louis J. Volpe................  1997    144,167     294,224                    8,274                        278(5)
  Senior Vice President of      1996    124,283      15,600                  174,649                        269(5)
  Worldwide Sales and
  Marketing(6)                  1995    103,960      10,571                       --                         --
Timothy J. Allen..............  1997    123,469      41,910                    1,501                        238(5)
  Vice President of Finance,    1996    117,156      18,000                   40,782                        235(5)
  Chief Financial Officer,      1995    100,625      14,071                       --                        116(5)
  Treasurer and Secretary
G. Wayne Andrews..............  1997    122,935      34,375                   26,970                      5,034(7)
  Vice President, Chief         1996    115,000      22,000                   38,782                        226(5)
  Technology Officer and
  Director                      1995    115,000      10,571                       --                        122(5)
Steven H. Webber..............  1997    134,250      59,840                   27,143                        396(5)
  Vice President of
  Engineering                   1996    125,625      18,200                   73,782                      5,432(8)
                                1995    115,000      10,571                       --                        302(5)

---------------
(1) Salary and bonus amounts are presented in the year earned, however, the payment of such amounts may have occurred in other years.

(2) Does not include medical and group life insurance premiums paid for the benefit of or other benefits received by the Named Executive Officers which are generally available to all salaried employees of the Company.

(3) Represents $3,654 in paid vacation time and $228 in premiums paid on behalf of Mr. Thibault for excess life insurance coverage. The life insurance policy was canceled effective December 31, 1997.

(4) Represents $68,014 in forgiveness of a promissory note and related income taxes to Mr. Thibault and $235 in premiums paid on behalf of Mr. Thibault for excess life insurance coverage.

(5) Consists of premiums paid on behalf of Named Executive Officers for excess life insurance coverage. The life insurance policies were canceled effective December 31, 1997.

(6) Mr. Volpe's annual compensation was paid in 1995 and 1996 for his services as a consultant to the Company prior to his becoming an employee of the Company in April 1996.

(7) Represents $4,808 in paid vacation time and $226 in premiums paid on behalf of Mr. Andrews for excess life insurance coverage. The life insurance policy was canceled effective December 31, 1997.

(8) Represents $5,000 in paid vacation time and $432 in premiums paid on behalf of Mr. Webber for excess life insurance coverage. The life insurance policy was canceled effective December 31, 1997.

     On December 31, 1997, the number of remaining shares of Common Stock and options to purchase Common Stock held by the Named Executive Officers that had not vested and the value of such stock at that date was as follows: Mr.
Thibault -- 162,776 shares (at the market price on 12/31/97 of $15.625, valued at $1,318,545); Mr. Volpe -- 127,024 (valued at $1,804,667); Mr. Allen -- 20,251
(valued at $166,407); Mr. Andrews -- 45,720 (valued at $298,730); and Mr.
Webber -- 64,643 (valued at $444,400). The foregoing amounts represent the difference between the fair market value of the Common Stock underlying options at December 31, 1997 ($15.625 per share) and the exercise price of the options, multiplied by the applicable number of shares of Common Stock underlying the options.

GRANTS OF STOCK OPTIONS

     The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1997. In fiscal 1997, the Company granted an aggregate of 921,558 stock options to its employees pursuant to the 1995 Stock Option Plan and granted an aggregate of 28,145 shares of Common Stock pursuant to the 1996 Employee Stock Purchase Plan. The Company granted no Stock Appreciation Rights to the Named Executive Officers during fiscal 1997.

                    OPTION/SAR GRANTS IN FISCAL YEAR 1997(1)

                                                                                          POTENTIAL REALIZATION
                                                                                                  VALUE
                                                     INDIVIDUAL GRANTS                      AT ASSUMED ANNUAL
                                    ---------------------------------------------------           RATES
                                     NUMBER OF      % OF TOTAL                               OF STOCK PRICE
                                    SECURITIES     Options/SARs                               APPRECIATION
                                    UNDERLYING      GRANTED TO                               FOR OPTION TERM
                                    OPTION/SARs    EMPLOYEES IN   EXERCISE   EXPIRATION   ---------------------
NAME                                  GRANTED          1997        PRICE        DATE         5%         10%
----                                -----------    ------------   --------   ----------   --------   ----------
John C. Thibault..................      3,026(2)        0.3%      $  0.01    12-Mar-07    $ 76,967   $  122,557
President and                          36,566(3)        4.0        10.625    28-Apr-07     297,811      474,214
Chief Executive Officer                63,434(3)        6.9        10.625    28-Apr-07     516,637      822,657
                                      -------          ----                               --------   ----------
Total.............................    103,026          11.2%                              $891,415   $1,419,428
                                      =======          ====                               ========   ==========
Louis J. Volpe....................      8,274(2)        0.9%      $  0.01    12-Mar-07    $210,451   $  335,108
Senior Vice President of              =======          ====                               ========   ==========
Worldwide Sales and Marketing

Timothy J. Allen..................      1,501(2)        0.2%      $  0.01    12-Mar-07    $ 38,178   $   60,792
Vice President of Finance,            =======          ====                               ========   ==========
Chief Financial Officer,
Treasurer and Secretary

G. Wayne Andrews..................      1,970(2)        0.2%      $  0.01    12-Mar-07    $ 50,107   $   79,788
Vice President, Chief                  23,994(3)        2.6        10.625    28-Apr-07     195,418      311,171
Technology Officer                      1,006(3)        0.1        10.625    28-Apr-07       8,193       13,047
                                      -------          ----                               --------   ----------
Total.............................     26,970           2.9%                              $253,718   $  404,006
                                      =======          ====                               ========   ==========
Steven H. Webber..................      2,143(2)        0.2%      $  0.01    12-Mar-07    $ 54,508   $   86,794
Vice President                          1,006(3)        0.1        10.625    28-Apr-07       8,193       13,047
of Engineering                         23,994(3)        2.6        10.625    28-Apr-07     195,418      311,171
                                      -------          ----                               --------   ----------
Total.............................     27,143           2.9%                              $258,119   $  411,012
                                      =======          ====                               ========   ==========

---------------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

(2) On March 14, 1997 the Company granted options to acquire 16,914 shares of Common Stock to certain Executive Officers at an exercise price below fair market value pursuant to the Company's 1997 Executive Incentive Plan. These options were to become fully exercisable on the earlier of (i) the first anniversary of the date of grant if certain financial and strategic goals were achieved or (ii) the fifth anniversary of the date of grant. The options became fully exercisable on March 14, 1998 due to the achievement of such financial and strategic goals. The Company recorded approximately $215,000 in compensation expenses relating to these stock option grants in 1997.

(3) These options become exercisable over a four year period with 25% becoming exercisable on the first anniversary of the grant date and 1/48th becoming exercisable each month thereafter until the fourth anniversary of the grant date.

STOCK OPTION EXERCISES AND DECEMBER 31, 1997 STOCK OPTION VALUE

     Set forth in the table below is information concerning the value of stock options held at December 31, 1997 by the Named Executive Officers of the Company.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
               YEAR AND OPTION/SAR VALUES AS OF DECEMBER 31, 1997

                                                                                          VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                               OPTIONS/SARS AT               OPTIONS/SARS AT
                                SHARES                        DECEMBER 31, 1997           DECEMBER 31, 1997(1)
                               ACQUIRED        VALUE     ---------------------------   ---------------------------
NAME                          ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ---------------   --------   -----------   -------------   -----------   -------------
John C. Thibault..........      13,750        $147,813     25,250         162,776       $338,831      $1,318,545
  President and Chief
  Executive Officer
Louis J. Volpe............       1,709(2)     $  5,787     45,117         127,024       $643,293      $1,804,667
  Senior Vice President of
  Worldwide Sales and
  Marketing
Timothy J. Allen..........           0        $      0     11,250          20,251       $124,281      $  166,407
  Vice President of
  Finance, Chief Financial
  Officer, Treasurer and
  Secretary
G. Wayne Andrews..........           0        $      0      9,250          45,720       $ 93,631      $  298,730
  Vice President and Chief
  Technology Officer
Steven H. Webber..........       1,335(2)     $  4,100     25,500          64,643       $294,538      $  444,400
  Vice President of
  Engineering

---------------
(1) The amounts set forth represent the difference between the fair market value of the Common Stock underlying the options at December 31, 1997 ($15.625 per share) and the exercise price of the options, multiplied by the applicable number of shares of Common Stock underlying the options.

(2) Represents shares acquired pursuant to the Company's 1996 Employee Stock Purchase Plan.

STOCK PLANS

     1993 Restricted Stock Purchase Plan. The 1993 Restricted Stock Purchase Plan (the "1993 Plan") was adopted by the Board of Directors in October 1993 and approved by the stockholders of the Company in December 1993. A maximum of 1,324,063 shares of Common Stock may be issued and sold pursuant to the 1993 Plan. Under the 1993 Plan, shares of Common Stock may be sold to directors, officers, consultants and other key personnel of the Company (collectively "Participants") at a purchase price determined by the Compensation Committee of the Board of Directors. All shares sold pursuant to the 1993 Plan are subject to repurchase by the Company at the original purchase price for a period of up to five years from the date of purchase, unless the shares become "vested" under the terms of the 1993 Plan. None of the shares become vested until the first anniversary of the date of purchase by the Participant. A Participant vests in twenty percent of the shares on the first anniversary of the date of purchase and, thereafter, the remaining shares become vested on a monthly basis through the fifth anniversary of the date of purchase. In the event of a change in control, if the Participant has been employed by the Company for at least six months, an additional twenty percent of the shares held by the Participant pursuant to the 1993 Plan will become vested shares, unless such change in control has not been approved by the Board of Directors, in which event all shares held by the Participant pursuant to the 1993 Plan will become vested shares.

     As of December 31, 1997, 958,769 shares of Common Stock were outstanding under the 1993 Plan.

     1995 Stock Option Plan. The 1995 Stock Option Plan (the "1995 Plan") was adopted by the Board of Directors in September 1995 and approved by the stockholders of the Company in January 1996. A maximum of 2,574,585 shares of Common Stock may currently be issued pursuant to the 1995 Plan upon exercise of options. The number of shares of Common Stock available for grants under the 1995 Plan will be increased by the number of shares repurchased by the Company from time to time under the 1993 Plan. The maximum number of shares will increase, effective January 1, 1997 and each January 1 thereafter during the term of the 1995 Plan, by an amount equal to four percent of the total number of shares of Common Stock issued and outstanding as of the close of business on December 31 of the preceding year. No more than an aggregate of 6,000,000 shares of Common Stock may be issued pursuant to the exercise of options granted under the 1995 Plan. Under the 1995 Plan, incentive stock options may be granted to employees and officers of the Company and non-qualified stock options may be granted to consultants, employees, directors and officers of the Company.

     The 1995 Plan is administered by the Compensation Committee of the Board of Directors, subject to the supervision and control of the entire Board. Subject to the provisions of the 1995 Plan, the Compensation Committee has the authority to select optionees and determine the terms of the options granted, including
(i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option (which in the case of an incentive stock option cannot be less than the fair market value of the Common Stock on the date of the grant, or less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company), (iv) the duration of the option, and (v) the time, manner and form of payment upon exercise of an option.

     Options granted under the 1995 Plan for fiscal 1997 generally become exercisable starting one year after the date of grant, with twenty-five percent of the shares subject to an option becoming exercisable at that time and 1/48th of the shares subject to the option becoming exercisable each month thereafter. Options granted under the 1995 Plan for fiscal years 1996 and 1995 generally become exercisable starting one year after the date of grant, with twenty percent of the shares subject to an option becoming exercisable at that time and 1/60th of the shares subject to the option becoming exercisable each month thereafter. The Option Agreements governing options granted under the 1995 Plan provide that in the event of a change in control, if the optionee has been employed by the Company for at least six months, vesting will accelerate by an additional twelve months, unless such change in control has not been approved by the Board of Directors, in which event all options will vest and become immediately exercisable.

     An option is not transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. Options are exercisable only while the optionee remains in the employ of the Company or for a short period of time thereafter. If an optionee becomes permanently disabled or dies while in the employ of the Company, the option is exercisable prior to the last day of the sixth or twelfth month, respectively, following the date of termination of employment. If the optionee leaves the employ of the Company for any reason, the option is exercisable for only thirty days following the date of termination of employment, which time period may be extended by up to 90 days by the Compensation

Committee. Options which are exercisable following termination of employment are exercisable only to the extent that the optionee was entitled to exercise such options on the date of such termination.

     As of December 31, 1997, options to purchase 1,625,957 shares of Common Stock were outstanding under the 1995 Plan (including options to purchase 35,000 shares of Common Stock granted pursuant to the Director Option Policy discussed below).

     1996 Employee Stock Purchase Plan. The 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") for employees of the Company was adopted by the Board of Directors and approved by the stockholders of the Company in September 1996. The 1996 Purchase Plan authorizes the issuance of a maximum of 250,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees.

     The 1996 Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Company whose customary employment is 24 hours or more per week and have been employed by the Company for at least six months are eligible to participate in the 1996 Purchase Plan. Employees who own 5% or more of the voting stock of the Company and directors who are not employees of the Company may not participate in the 1996 Purchase Plan. To participate in the 1996 Purchase Plan, an employee must authorize the Company in writing to deduct an amount (not less than 1% nor more than 10% of a participant's base compensation) from his or her pay commencing on the first day of each of the six-month periods beginning on January 1 and July 1 of each year (each a "Purchase Period"). On the first day of each Purchase Period, the Company grants to each participating employee an option to purchase up to 1,000 shares of Common Stock. The exercise price for the option for each Purchase Period is the lower of 85% of the fair market value of the Common Stock on the first or last day of the Purchase Period. The fair market value will be the closing selling price of the Common Stock as quoted on the Nasdaq National Market. If an employee is not a participant on the last day of the Purchase Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deduction will be refunded to the employee. An employee's rights under the 1996 Purchase Plan terminate upon his or her voluntary withdrawal from the 1996 Purchase Plan at any time or upon termination of employment.

     Common Stock for the 1996 Purchase Plan will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased in the open market.

     As of December 31, 1997, options to purchase 28,145 shares of Common Stock were outstanding under the 1996 Purchase Plan.

     1997 Non-Employee Director Stock Option Policy. The 1997 Non-employee Director Stock Option Policy (the "Director Option Policy"), which was approved by the Board of Directors in February 1997, provides for the grant of options to purchase Common Stock of the Company to non-employee Directors of the Company under the 1995 Plan. Subject to the availability of shares of Common Stock under the 1995 Plan, the Director Option Policy authorizes the issuance of a maximum of 100,000 shares of Common Stock in accordance with the terms of the 1995 Plan. All terms and conditions regarding the grant of options to non-employee Directors of the Company under the Director Option Policy are governed by the 1995 Plan.

     Under the Director Option Policy, each non-employee Director of the Company who was serving as a director as of the date of adoption of the Policy (a "Continuing Director") was granted initially an option to acquire five thousand (5,000) shares of Common Stock under the 1995 Plan which becomes exercisable on the earlier of May 15, 1998 or on the date the 1998 Annual Meeting of Stockholders is held. Additionally, beginning on the date of the Company's 1998 Annual Meeting of the Stockholders and on the date of each subsequent Annual Meeting of the Stockholders held thereafter, each Continuing Director, for so long as he is a director of the Company and not otherwise employed by the Company or any subsidiary, shall be granted an option to acquire five thousand (5,000) shares of Common Stock under the 1995 Plan (the "Existing Director Options"). Furthermore, under the Director Option Policy, each non-employee Director who is first elected as a member of the Board of Directors of the Company after the adoption of the Director Option Policy and during the term of the 1995 Plan will receive an option to purchase 20,000 shares of Common Stock (the "New Director Options"). The exercise price of all options granted under the Director Option Policy will be equal to the fair market value of the Common Stock as of the date of the grant. The Existing Director Options vest in full on the first anniversary of the date of the grant. The New Director Options vest annually in four equal installments beginning on the first anniversary of the date of the grant. All other terms of the options are governed by the provisions of the 1995 Plan.

     As of December 31, 1997 options to purchase 35,000 shares of Common Stock were outstanding under the 1997 Director Option Policy.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand L.L.P. as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998. Coopers & Lybrand L.L.P. has served as independent accountants since 1995.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Mr. Volpe, a Named Executive Officer, made late Form 4 filings with respect to two transactions. Mr. Webber, a Named Executive Officer, filed a late Form 4 with respect to one transaction. Mr. Bowen, a Director of the Company, filed a late Form 3 with respect to the commencement of his position as Director.

     Except as set forth above and based solely on copies of such forms furnished as provided above, management believes that through the date hereof all other Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were satisfied.

                  TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1999 must be received at the Company's principal executive offices in Lowell, Massachusetts on or before December 23, 1998. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusions.

     In addition to the Securities and Exchange Commission requirements regarding stockholder proposals, the Company's By-laws contain provisions regarding matters to be brought before stockholder meetings. If such matters are to be included in the Company's proxy statement and form of proxy, notice thereof must be delivered to the Company in accordance with the Securities and Exchange Commission requirements set forth in the paragraph above. If such matters are not to be included in the Company's proxy statement and form of proxy, notice of them must be given by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company on or before February 21, 1999.

                                 OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The cost of this solicitation will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

                                  10-K REPORT

     THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, GEOTEL COMMUNICATIONS CORPORATION, 900 CHELMSFORD STREET, TOWER II, LOWELL, MASSACHUSETTS 01851.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By order of the Board of Directors

                                          /s/ Timothy J. Allen
                                          TIMOTHY J. ALLEN
                                          Vice President of Finance,
                                          Chief Financial Officer,
                                          Treasurer and Secretary

April 27, 1998

GTL64 1                           DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                       GEOTEL COMMUNICATIONS CORPORATION

     PROXY FOR THE ANNUAL MEETING FOR STOCKHOLDERS TO BE HELD MAY 28, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints John C. Thibault and Timothy J. Allen, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at an annual meeting of stockholders of GeoTel Communications Corporation (the "Company") to be held at Cross Point at 900 Chelmsford Street, Lowell, Massachusetts, in the Lowell conference room of Tower 3 on the first floor, on May 28, 1998 at 11:00 a.m., Eastern time, or at any adjournments or postponements thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 3.


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 SEE REVERSE                                                        SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
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GTL64 2                               DETACH HERE
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 ___  PLEASE MARK
| X | VOTES AS IN
|___| THIS EXAMPLE.

      1. Election of Directors: To elect       2. Ratification of Auditors: To ratify
         two members to the Board of              the selection of the firm of Coopers
         Directors to serve for three-year        & Lybrand  L.L.P. as auditors for the
         terms as Class II Directors.             fiscal year ending December 31, 1998.

         NOMINEES: Alexander V. d'Arbeloff             FOR     AGAINST   ABSTAIN
                   and Gardner C. Hendrie              ___       ___       ___
                                                      |   |     |   |     |   |
               FOR      WITHHELD                      |___|     |___|     |___|
               ___        ___
              |   |      |   |                 3. Transaction of Other Business: To
              |___|      |___|                    transact such other business as may
                                                  properly come before the meeting or
                                                  any postponements or adjournments
       ___                                        thereof.
      |   |
      |___| ______________________________
               For all nominees except                                       ___
                  as noted above                  MARK HERE FOR ADDRESS     |   |
                                                  CHANGE AND NOTE AT LEFT   |___|


                                               PLEASE VOTE, DATE, SIGN AND RETURN
                                               PROMPTLY IN ENCLOSED ENVELOPE.

                                               Please sign this proxy exactly as your
                                               name appears on the books of the
                                               Company. Joint owners should each sign
                                               personally. Trustees and other
                                               fiduciaries should indicate the
                                               capacity in which they sign, and where
                                               more than one name appears, a majority
                                               must sign. If a corporation, this
                                               signature should be that of an
                                               authorized officer who should state
                                               his or her title.



Signature:______________ Date:____________   Signature:______________ Date:____________

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